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                         Cobitz, Vandenberg & Fennessy


                         CERTIFIED PUBLIC ACCOUNTANTS
                      9944 SOUTH ROBERTS ROAD - SUITE 202
                          PALOS HILLS, ILLINOIS 60465

                       (708) 430-4106 - Fax (708) 430-4499




                                  EXHIBIT 24
                                  ----------

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


     We consent to the incorporation by reference in this Annual Report (Form 10-K) of West Town Bancorp, Inc. of our report dated April 27, 2001, included in the 2001 Annual Report to Stockholders of West Town Bancorp, Inc.


                                                /s/ Cobitz,Vandenberg & Fennessy
                                                Cobitz, VandenBerg & Fennessy

June 8, 2001
Palos Hills, Illinois